   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2000
                                                      REGISTRATION NO. 333-93435

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NEXMED, INC.
             (Exact Name of Registrant as Specified in its Charter)

                     NEVADA                                    87-0449967
(State or Other Jurisdiction of Incorporation)  (I.R.S. Employer Identification Number)

                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691
                                 (609) 208-9688
          (Address and Telephone Number of Principal Executive Offices)

                  NON-QUALIFIED PERFORMANCE INCENTIVE PROGRAM,
                THE NEXMED, INC. NON-QUALIFIED STOCK OPTION PLAN,
     THE NEXMED, INC. STOCK OPTION AND LONG-TERM INCENTIVE COMPENSATION PLAN
                                       AND
         THE NEXMED, INC. RECOGNITION AND RETENTION STOCK INCENTIVE PLAN
                              (Full Title of Plans)

                                  VIVIAN H. LIU
                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691
                                 (609) 208-1623
                           (609) 208-1621 (FACSIMILE)
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:
                             JEFFREY A. RINDE, ESQ.
                               BONDY & SCHLOSS LLP
                               6 EAST 43RD STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 661-3535
                           (212) 972-1677 (FACSIMILE)

                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum           Proposed Maximum
Title of Securities to be          Amount to be      Offering Price Per         Aggregate Offering          Amount of Registration
Registered                         Registered (1)    Share (2)                  Price                       Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001               3,500,000 shares  $17.30                     $60,550,000                 $ 15,985.20
par value)
-----------------------------------------------------------------------------------------------------------------------------------

(1) The Registrant previously registered 4,580,000 shares of its common stock on December 22, 1999 by filing a Registration Statement on Form S-8 (File No. 333-93435), 3,000,000 shares of which may be issued pursuant to its Stock Option and Long-Term Incentive Compensation Plan, and 1,000,000 shares of which may be issued pursuant to its Recognition and Retention Stock Incentive Plan. This filing is solely to register 3,000,000 additional shares which may be issued pursuant to the Stock Option and Long-Term Incentive Compensation Plan and 500,000 additional shares which may be issued pursuant to Recognition and Retention Stock Incentive Plan.

(2) An offering price of $17.30 per share for the 3,500,000 shares being registered herewith has been estimated, pursuant to Section 457(c) and (h) on the basis of the average of the high and low prices of shares as reported by the Nasdaq SmallCap Market on October 11, 2000, solely for the purpose of calculating the registration fee.

(3) The Registrant previously paid $5,005.76 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-93435) to register 4,580,000 shares of the Registrant's common stock. The registration fee is for the 3,500,000 additional shares being registered herewith.


                      REGISTRATION OF ADDITIONAL SECURITIES

      This Amendment No. 1 to the Registration Statement on Form S-8 is being filed by NexMed, Inc. (the "Company"), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 3,500,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), 3,000,000 of which are issuable pursuant to the Company's Stock Option and Long-Term Incentive Compensation Plan and 500,000 of which are issuable pursuant to the Recognition and Retention Stock Incentive Plan (collectively, the "Plans"). A total of 4,000,000 shares of Common Stock issuable under the Plans have been registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-93435) filed with the Securities and Exchange Commission on December 22, 1999 and the information contained therein is hereby incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this registration statement:

       (1) Our Annual Report on Form 10-KSB (File No. 0-22245) for the fiscal year ended December 31, 1999;

       (2) Our Quarterly Report on Form 10-QSB (File No. 0-22245) for the fiscal quarter ended March 31, 2000;

       (3) Our Quarterly Report on Form 10-QSB (File No. 0-22245) for the fiscal quarter ended June 30, 2000;

       (4) Our Quarterly Report on Form 10-QSB (File No. 0-22245) for the fiscal quarter ended September 30, 1999;

       (5)  Our Current Report on Form 8-K (File No. 0-22245) dated
            June 2, 1999;

       (6) Our Current Report on Form 8-K (File No. 0-22245) dated October 8, 1999;

       (7)  Our Current Report on Form 8-K (File No. 0-22245) dated
            April 21, 2000;

       (8) The description of our common stock and our articles of incorporation and bylaws, both contained in our registration statement on Form 10-SB (File No. 0-22245) and dated March 14, 1997, including any amendment or report filed for the purpose of updating such information;

        (9) Our Registration Statement on Form S-8(File No. 333-93435) filed with the Securities and Exchange Commission on December 22, 1999.


      All documents that we subsequently file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated by reference in this registration statement and to be part thereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our By-laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Nevada. Our By-laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

      Pursuant to Article X of our Amended and Restated Articles of Incorporation and to the extent permitted by the Nevada General Corporation Law, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any and all persons and their respective heirs, administrators, successors and assignees, who may serve at any time as directors or officers or who at the request of our Board of Directors may serve or, at any time, have served as directors or officers of another corporation in which we at such time owned or may own shares of stock or which we were or may be a creditor, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and reasonably incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of us, or such other corporation. However, no director or officer shall be indemnified and held harmless for matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his or her own negligence or willful misconduct in the performance of his or her duty.

      Pursuant to Section 8.1 of our By-laws, no officer or director shall be personally liable for any obligations arising out of any his or her acts or conduct performed for or on our behalf. We shall indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his or her having been a director of officer or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada General Corporation Law; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

      Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity which such person is or was serving in such capacity at the request of the corporation made a party to any threatened, pending or completed action, suit or proceeding, except by action by or in the right of the corporation, against expenses, including legal expenses, arising by reason of service in such capacity if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, indemnification may be made if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      Section 78.751 of the Nevada General Corporation Law permits any discretionary indemnification under Section 78.502 of the Nevada General Corporation Law, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada General Corporation Law, authorized by determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made
(1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion or (4) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

EXHIBIT
NO.      DESCRIPTION

4.1 Form of common stock certificate (filed as Exhibit 3.1 to our Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.2 Form of Agreement dated November 15, 1995 between NexMed, Inc. and each of Y. Joseph Mo, Ph.D., Vivian H. Liu and Gilbert S. Banker, Ph.D, which are collectively commonly referred to by NexMed, Inc. as the Non-Qualified Performance Incentive Program (filed as Exhibit 4.2 to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 22, 1999, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.3 The NexMed, Inc. Non-Qualified Stock Option Plan (filed as Exhibit 6.6 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.4 The NexMed, Inc. Stock Option and Long-Term Incentive Compensation Plan (filed as Exhibit 6.4 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.5      The NexMed, Inc. Recognition and Retention Stock Option Plan (filed as
         Exhibit 6.5 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

5.1 Opinion of Bondy & Schloss LLP (regarding validity of common stock being registered).

23.1     Consent of Bondy & Schloss LLP (included as part of Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP.

ITEM 9.  UNDERTAKINGS.

      We, the undersigned Registrant, hereby undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      We hereby further undertake that:

       (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement at the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Robbinsville, State of New Jersey on this 12th day of October, 2000.

                                        NEXMED, INC.

                                        By:  /s/ Y. JOSEPH MO
                                            -----------------------
                                             Y. Joseph Mo
                                             Chairman of the Board of
                                             Directors, President and C.E.O.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                     TITLE                          DATE


/s/ Y. Joseph Mo              Chairman of the Board of       October 12, 2000
------------------------      Directors, President and
Y. Joseph Mo                  C.E.O.


/s/ Vivian H. Liu             Vice President, Chief          October 12, 2000
------------------------      Financial Officer and
Vivian H. Liu                 Secretary


          *                   Director, Vice President,      October 12, 2000
------------------------      R&D and Business Development
James L. Yeager, Ph.D.


          *                   Director                       October 12, 2000
------------------------
Gilbert S. Banker, Ph.D.


          *                   Director                       October 12, 2000
------------------------
Robert W. Gracy, Ph.D.


          *                   Director                       October 12, 2000
------------------------
Yu-Chung Wei


*By:  /s/ Y. Joseph Mo
------------------------
      Y. Joseph Mo,
      Attorney in Fact
      October 12, 2000

                                  EXHIBIT INDEX

EXHIBIT
NO.               DESCRIPTION

4.1 Form of common stock certificate (filed as Exhibit 3.1 to our Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.2   Form of Agreement dated November 15, 1995 between NexMed, Inc. and each of
      Y. Joseph Mo, Ph.D., Vivian H. Liu, and Gilbert S. Banker, Ph.D, which are collectively commonly referred to by NexMed, Inc. as the Non-Qualified Performance Incentive Program (filed as Exhibit 4.2 to our registration statement on Form 8-A filed with the Securities and Exchange Commission on December 22, 1999, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.3 The NexMed, Inc. Non-Qualified Stock Option Plan (filed as Exhibit 6.6 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.4 The NexMed, Inc. Stock Option and Long-Term Incentive Compensation Plan (filed as Exhibit 6.4 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.5   The NexMed, Inc. Recognition and Retention Stock Option Plan (filed as
      Exhibit 6.5 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

5.1 Opinion of Bondy & Schloss LLP (regarding validity of common stock being registered).

23.1  Consent of Bondy & Schloss LLP (included as part of Exhibit 5.1).

23.2  Consent of PricewaterhouseCoopers LLP.